TO BUSINESS EDITOR:

          Arbor Realty Trust Reports Record Second Quarter 2007 Results

    Second Quarter Highlights:

    - Net income increased 223% to $31.7 million from 2Q06

    - Diluted earnings per share of $1.75, the highest quarterly earnings in Arbor's history

    - Record originations of nearly $1 billion

    - Loan and investment portfolio increased 13% from 1Q07

    - Received $101 million in cash distributions and recorded $24 million of income, before minority interest, from three equity participation interests marking a positive impact from equity kickers in 10 of the 13 quarters since transitioning to a public company

    - Declared quarterly dividend of $0.62 per share

    - Hired a Senior Vice President of Loan Acquisitions to facilitate the acquisition of loans and debt instruments from financial institutions

    - Raised $52 million of trust preferred securities and added a $60 million working capital line

    - Raised $74 million of capital in a public offering issuing 2.7 million common shares

    UNIONDALE, N.Y., Aug. 3 /PRNewswire-FirstCall/ -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the quarter ended June 30, 2007. Arbor reported net income for the quarter of $31.7 million, or $1.75 per diluted common share, compared to net income for the quarter ended June 30, 2006 of $9.8 million, or $0.57 per diluted common share. Excluding $19.7 million of net income from the 450 West 33rd Street, Toy building, and Prime transactions, net income for the quarter ended June 30, 2007 was $12.0 million, or $0.67 per diluted common share.(1)

    Net income for the six months ended June 30, 2007 was $48.4 million, or $2.74 per diluted common share, compared to net income for the six months ended June 30, 2006 of $25.2 million, or $1.46 per diluted share. Excluding $25.8 million of net income from the 450 West 33rd Street, Toy building, Prime and On the Avenue transactions for the six months ended June 30, 2007 and $5.6 million of net income from the Prime transaction for the six months ended June 30, 2006, net income for the six months ended June 30, 2007 was $22.7 million, or $1.29 per diluted common share, compared to net income for the six months ended June 30, 2006 of $19.5 million, or $1.14 per diluted share.(1)

    "We had a record quarter both in terms of earnings and originations," said Ivan Kaufman, Chairman and Chief Executive Officer. "Earnings per share of $1.75 was the highest in our history and we reached a new milestone with unprecedented originations of nearly $1.0 billion demonstrating our strong origination network. The second quarter also included the monetization of several of our equity kickers, increasing our economic book value by $4 per share, and significantly increasing our earnings and capital base.(1) We also added two new equity kickers to our portfolio which continues to demonstrate our unique ability to participate in the upside of real estate transactions."

    The results for the second quarter included $101.0 million in cash distributions, excluding repayment of debt and return of capital, and $23.7 million in income before minority interest from equity kickers, each of which is described in detail below:

    (1) See attached supplemental schedule of non-GAAP financial measures on pages 9 & 10.

    450 West 33rd Street

    In the second quarter, the Company, as part of an investor group for the 450 West 33rd Street partnership, transferred control of the underlying property to Broadway Partners for a value of approximately $664 million. The investor group, on a pro-rata basis, retained an approximate 2% ownership interest in the property and 50% of the property's air rights.

    The Company had $45 million of mezzanine debt on the property and a profits interest in the underlying partnership of approximately 29%. In addition, the Company had a preferred equity investment of approximately $2.7 million with a 12.5% return. The Company received approximately $134 million in proceeds upon completion of this transaction. $76 million related to the 29% equity and profits interest, $10 million related to yield maintenance cost on the prepayment of the mezzanine debt and the return on the preferred equity investment, and $48 million for the repayment in full of the mezzanine debt and preferred equity investment. The Company's manager earned an incentive management fee of approximately $22 million on this transaction.

    The Company recorded deferred revenue of approximately $77.1 million, deferred expenses related to the incentive management fee of approximately $19.0 million, an investment in equity affiliates of approximately $1.1 million related to its 29% interest in the 2% retained ownership, interest income of approximately $10.4 million and an incentive management fee expense of approximately $2.6 million for the quarter ended June 30, 2007.

    The transaction was structured to provide a tax deferral for an estimated period of seven years.

    Toy Building

    In the second quarter, the Company, as part of an investor group, sold one of the buildings that comprise the "Toy Center," 200 Fifth Avenue, with the partnership receiving net proceeds of approximately $450 million and retaining an adjacent building located at 1107 Broadway.

    The Company had $137 million of outstanding mezzanine debt and a 20% equity interest in the underlying partnership with approximately $18 million of invested capital. The partnership used the $450 million of net proceeds from the sale to repay the total $402 million of outstanding debt on both the 200 Fifth Avenue and 1107 Broadway properties, and the remaining $48 million of proceeds was returned to the partners. As a result, the Company received approximately $10 million in proceeds for its invested capital and was repaid in full on its $137 million of outstanding debt to the partnership, including all applicable interest.

    The Company owned its 20% equity interest through a taxable REIT subsidiary, and therefore, the gain on this transaction is subject to corporate income tax. The Company recorded income before minority interest of approximately $11.4 million in the second quarter related to its 20% equity interest, $24.2 million was recorded as income from equity affiliates and expenses consisted of a $9.0 million provision for income taxes and a $3.8 million incentive management fee to be paid to the Company's manager.

    Prime

    The second quarter also included a $6.0 million distribution from Prime Outlets Acquisition Company LLC ("Prime"), an entity in which Arbor owns an equity and profits interest of approximately 24%. Prime refinanced the debt on a portion of the assets in its portfolio, receiving proceeds in excess of the amount of the previously existing debt. Of the distribution received by Arbor, $4.1 million was recorded as interest income, representing the portion of the distribution received from the profits interest, and $1.9 million of the distribution was recorded as income from equity affiliates. The Company recorded an incentive management fee expense of approximately $1.5 million for the quarter ended June 30, 2007 related to this transaction.

    During the quarter, Arbor originated $230 million of longer-term, fixed-rate product, which represented 23% of its quarterly volume. Fixed-rate loans represented 31% of Arbor's portfolio at June 30, 2007.

    At June 30, 2007, the net balance in the loan and investment portfolio was $2.6 billion, an increase of 13% from March 31, 2007. The average balance of the loan and investment portfolio during the second quarter was $2.4 billion and the average yield on these assets for the quarter was 9.55%, compared to $2.0 billion and 9.68% for the first quarter of 2007.

    The average balance of debt financing on the loan and investment portfolio during the quarter was $2.3 billion and the average cost of these borrowings was 6.82% compared to $1.9 billion and 6.89% for the first quarter of 2007.

    For the second quarter 2007, Arbor's manager, Arbor Commercial Mortgage, LLC, earned $28.9 million of incentive compensation, of which $9.9 million was recorded as management fee expense and $19.0 million was recorded as deferred management fee related to the 450 West 33rd Street transaction. Arbor Commercial Mortgage intends to exercise its option to receive $6.9 million of its $28.9 million of incentive compensation in shares of Arbor Realty Trust's common stock.

    Financing Activity

    During the quarter, the Company issued approximately $51.5 million of long-term junior subordinated notes through two private placements of trust preferred securities. These securities have an approximate 30 year-term ending April 30, 2037 and bear interest at a floating rate of three-month LIBOR plus 2.43%. The securities are redeemable, in whole or in part, anytime without penalty after five years.

    In addition, the Company closed a $60.0 million working capital line with a financial institution with a term of one year and pricing of 2.10% over LIBOR.

    As of June 30, 2007, Arbor's financing facilities for its loan and investment portfolio totaled approximately $2.7 billion and borrowings outstanding under such facilities were $2.3 billion.

    Equity Offering

    In June 2007, Arbor issued 2.7 million shares of common stock in a public offering receiving net proceeds of approximately $73.6 million. These proceeds were used to pay down debt and fund new loans and investments.

    Portfolio Activity

    During the quarter, Arbor originated 32 new loans and investments totaling $995 million, the highest quarterly loan volume in Arbor's history. Of the new loans and investments, 12 were bridge loans totaling $551 million, four were junior participating interests totaling $73 million, 14 were mezzanine loans totaling $186 million, and two were preferred equity investments totaling $185 million.

    During the quarter, 19 loans paid off with an outstanding balance of approximately $618 million. Of this amount, $449 million were loans on properties that were either sold or refinanced outside of Arbor and $169 million was concurrent with an Arbor refinance.

    At June 30, 2007, the loan and investment portfolio unpaid principal balance was $2.6 billion with a weighted average current interest pay rate of 8.46%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled $2.3 billion, with a weighted average interest rate of 6.74% excluding financing and interest rate swap costs.

    As previously disclosed, Arbor had an $8.5 million loan in its portfolio that was non-performing and income recognition had been suspended. During the first quarter, the Company purchased the remaining portion of the non-performing first mortgage debt of approximately $36 million, including accrued interest. In the second quarter, Arbor foreclosed on the asset and arranged for a group of new investors to purchase the property. As part of the purchase, the new investors committed approximately $2 million of capital and Arbor provided $45 million of financing and retained a 50% profits interest in the property. The principal amount of Arbor's loan is not deemed to be impaired and no loan loss reserve has been recorded to date.

    Dividend

    As previously announced, the Board of Directors declared a dividend of $0.62 per share for the quarter ended June 30, 2007, to be paid on August 27, 2007 to shareholders of record on August 15, 2007.

    Equity Participation Interests

    Attached as an exhibit to this press release is a schedule of certain data pertaining to the Company's investments with equity participation interests. As previously disclosed, the Company recorded $23.7 million of income before minority interest from its equity and profits interest in the 450 West 33rd Street, Toy building and Prime transactions during the quarter. In addition, the Company originated two new investments with equity participation interests during the quarter. The Company recorded income during the quarter on an IRR lookback, 135 Greenwich Street, totaling approximately $0.9 million.

    Earnings Conference Call

    Management will host a conference call today at 10:00 a.m. EDT. A live webcast of the conference call will be available online at www.arborrealtytrust.com. Web participants are encouraged to go to Arbor's Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable without charge at www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 770-7129 for domestic callers and (617) 213-8067 for international callers. The participant passcode for both is 19390684.

    After the live webcast, the call will remain available on Arbor's Web site, www.arborrealtytrust.com through August 17, 2007. In addition, a telephonic replay of the call will be available until August 10, 2007. The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888. Please use passcode: 56312101.

    About Arbor Realty Trust, Inc.

    Arbor Realty Trust, Inc. is a real estate investment trust which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 11 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

    Safe Harbor Statement

    Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor's expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor's Annual Report on Form 10-K for the year ended December 31, 2006 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

    Contacts:
    Arbor Realty Trust, Inc.
    Paul Elenio, Chief Financial Officer
    516-832-7422
    pelenio@arbor.com

    Media:
    Bonnie Habyan, SVP of Marketing
    516-229-6615
    bhabyan@arbor.com

    Investors:
    Stephanie Carrington
    The Ruth Group
    646-536-7017
    scarrington@theruthgroup.com

                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

                   CONSOLIDATED INCOME STATEMENTS (Unaudited)

                               Quarter Ended            Six Months Ended
                                  June 30,                  June 30,
                             2007         2006          2007         2006
     Revenue:
     Interest income      $74,800,274  $38,848,431  $141,260,927  $79,537,102
     Other income              17,186       49,050        23,356      120,397
         Total revenue     74,817,460   38,897,481   141,284,283   79,657,499

     Expenses:
     Interest expense      38,527,983   21,576,662    70,640,502   39,926,974
     Employee compensation
      and benefits          1,879,311    1,154,477     3,320,459    2,309,408
     Stock based
      compensation          1,222,376      943,038     1,673,936    1,365,453
     Selling and
      administrative        1,245,469    1,130,955     2,304,488    1,918,777
     Management fee -
      related party        10,645,065    2,050,927    15,518,747    6,203,700
         Total expenses    53,520,204   26,856,059    93,458,132   51,724,312
     Income before income
      from equity affiliates,
      minority interest and
      provision for
      income taxes         21,297,256   12,041,422    47,826,151   27,933,187
     Income from equity
      affiliates           26,025,788            -    26,025,788    2,909,292
     Income before
      minority interest
      and provision
      for income taxes     47,323,044   12,041,422    73,851,939   30,842,479
     Income allocated to
      minority interest     6,638,020    2,145,270    10,318,334    5,542,080

     Income before
      provision for
      income taxes         40,685,024    9,896,152    63,533,605   25,300,399

     Provision for income
      taxes                 9,000,000      100,000    15,085,000      150,000

     Net income           $31,685,024   $9,796,152   $48,448,605  $25,150,399

     Basic earnings per
      common share              $1.76        $0.57         $2.75        $1.47

     Diluted earnings per
      common share              $1.75        $0.57         $2.74        $1.46

     Dividends declared
      per common share          $0.62        $0.72         $1.22        $1.42

     Weighted average number of shares of common stock outstanding:

         Basic             17,993,924   17,242,332    17,590,860   17,165,020

         Diluted           21,873,322   21,073,987    21,453,969   20,997,517

                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

              SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
                                   (Unaudited)

                              Quarter Ended             Six Months Ended
                                  June 30,                  June 30,
                             2007         2006          2007         2006

     Total revenue, GAAP
      basis               $74,817,460  $38,897,481  $141,284,283  $79,657,499

     Subtract: Prime
      transaction           4,166,666            -     4,166,666    6,274,041
        On the Avenue
         transaction                -            -    15,997,843            -
        450 West 33rd
         Street
         transaction       10,425,579            -    10,425,579            -

     Total revenue, as
      adjusted            $60,225,215  $38,897,481  $110,694,195  $73,383,458

     Net income, GAAP
      basis               $31,685,024   $9,796,152   $48,448,605  $25,150,399

     Subtract: Prime
      transaction           3,783,988          -       3,783,988    5,638,218
        On the Avenue
         transaction                -          -       6,099,372            -
        Toy transaction     9,342,631          -       9,342,631            -
        450 West 33rd
         Street
         transaction        6,529,699          -       6,529,699            -

     Net income, as
      adjusted            $12,028,706   $9,796,152   $22,692,915  $19,512,181

     Diluted earnings per
      common share, GAAP
      basis                     $1.75        $0.57         $2.74        $1.46

     Diluted earnings per
      common share, as
      adjusted                  $0.67        $0.57         $1.29        $1.14

     Diluted weighted
      average shares
      outstanding          21,873,322   21,073,987    21,453,969   20,997,517


    a.) Given the magnitude of the Prime, On the Avenue, Toy and 450 West 33rd Street transactions, Arbor has elected to report adjusted revenues, net income and earnings per share for the affected periods to help ensure the comparability of the reporting periods. Management considers these non- GAAP financial measures to be effective indicators, for both management and investors, of Arbor's financial performance. Arbor's management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

                                   (Unaudited)

                                                           Quarter Ended
                                                           June 30, 2007

    GAAP Stockholders' Equity                              $414,231,249

    Add: 450 West 33rd Street
     transaction - deferred revenue                          77,123,133

    Subtract: 450 West 33rd Street transaction -
     deferred management fee                                 19,047,949

    Economic Stockholders' Equity                          $472,306,433


    Economic book value per share                                $23.40

    GAAP book value per share                                    $20.52

    Common shares outstanding                                20,187,349


    b.) Given the magnitude and the deferral structure of the 450 West 33rd Street transaction, Arbor has elected to report economic book value per share for the affected period to currently reflect the future impact of this transaction on the company's financial condition. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor's financial performance. Arbor's management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                 June 30,        December 31,
                                                   2007              2006
                                                (Unaudited)        (Audited)
    Assets:
    Cash and cash equivalents                   $9,946,584        $7,756,857
    Restricted cash                            198,550,129        84,772,062
    Loans and investments, net               2,570,292,095     1,993,525,064
    Related party loans, net                             -         7,752,038
    Available-for-sale securities, at
     fair value                                          -        22,100,176
    Investment in equity affiliates             44,245,624        25,376,949
    Deferred management fee                     19,047,949                 -
    Other assets                                79,225,939        63,062,065
        Total assets                        $2,921,308,320    $2,204,345,211

    Liabilities and Stockholders' Equity:
    Repurchase agreements                     $693,219,964      $395,847,359
    Collateralized debt obligations          1,140,869,000     1,091,529,000
    Junior subordinated notes to subsidiary
     trust issuing preferred securities        276,055,000       222,962,000
    Notes payable                              140,421,300        94,574,240
    Due to related party                        29,651,045         3,983,647
    Due to borrowers                            23,764,458        16,067,295
    Deferred revenue                            77,123,133                 -
    Other liabilities                           48,374,692        17,802,341
        Total liabilities                    2,429,478,592     1,842,765,882

    Minority interest                           77,598,479        65,468,252

    Stockholders' equity:
    Preferred stock, $0.01 par value:
     100,000,000 shares authorized;
     3,776,069 shares issued and
     outstanding                                    37,761            37,761
    Common stock, $0.01 par value:
     500,000,000 shares authorized;
     20,466,749 shares issued,
     20,187,349 shares outstanding at
     June 30, 2007 and 17,388,770
     shares issued, 17,109,370 shares
     outstanding at December 31, 2006              204,667           173,888
    Additional paid-in capital                 349,726,186       273,037,744
    Treasury stock, at cost - 279,400 shares    (7,023,361)       (7,023,361)
    Retained earnings                           54,997,135        27,732,489
    Accumulated other comprehensive income      16,288,861         2,152,556
    Total stockholders' equity                 414,231,249       296,111,077
    Total liabilities and stockholders'
     equity                                 $2,921,308,320    $2,204,345,211

                            Arbor Realty Trust, Inc.
                     Summary of Equity and Profit Interests
                        (all dollar amounts in thousands)
                                    Unaudited

                         Initial ART                   Current
                         Investment    Investment    Cash Equity
        Name               Amount        Date        Investment     Profit %

    80 Evergreen           $384         3Q03           $201         12.50%

    930 Flushing          1,126         3Q03            375         12.50%

    Prime Portfolio       2,100         4Q03              -          7.50%

    Prime Portfolio                                       -         16.67%

    450 W. 33rd St        1,500         4Q03          1,137          0.58% (1)

    823 Park Avenue           -         3Q04              -         20.00%

    York Avenue             540         3Q04              -          8.70%

    Toy Building         10,000         2Q05          8,398         20.00%

    Homewood Mtn Resort       -         2Q06              -         25.60%

    Richland Terrace
     Apartments               -         3Q06              -         25.00%

    Ashley Court Apartments   -         3Q06              -         25.00%

    Nottingham Village        -         1Q07              -         25.00%

    Extended Stay Hotel
     Portfolio                -         2Q07        115,000         16.17%

    Lake in the Woods         -         2Q07          1,500         50.00%

                             Approximate
                               Square          Property
    Name                       Footage           Type            Location

    80 Evergreen                 77,680        Warehouse       Brooklyn, NY

    930 Flushing                304,080        Warehouse       Brooklyn, NY

    Prime Portfolio           6,700,000     Retail Outlets     Multi-state

    Prime Portfolio           6,700,000     Retail Outlets     Multi-state

    450 W. 33rd St            1,746,734         Office        New York City

    823 Park Avenue              52,374       Conversion      New York City

    York Avenue                  45,200       Conversion      New York City

    Toy Building                320,000         Office        New York City

    Homewood Mtn Resort           1,224 (3)      Land          Homewood, CA

    Richland Terrace
     Apartments                 342,152      Multi Family      Columbia, SC

    Ashley Court Apartments     177,892      Multi Family     Fort Wayne, IN

    Nottingham Village          285,900      Multi Family    Indianapolis, IN

    Extended Stay Hotel
     Portfolio                      684 (4)      Hotel          Multistate

    Lake in the Woods           967,648      Multi Family     Ypsilanti, MI

                                          Current
                                        Debt Balance
    Name                                 on Property          Comments

    80 Evergreen                             $4,800

    930 Flushing                             25,000      Property refinanced
                                                         July 2005

    Prime Portfolio                       1,275,678      Properties refinanced

    Prime Portfolio                               -      All equity returned
                                                         to investors

    450 W. 33rd St                          517,000

    823 Park Avenue                         120,500 (2)  Condo conversion -
                                                         investment held in
                                                         Taxable REIT
                                                         Subsidiary ("TRS")

    York Avenue                              32,000      Property refinanced
                                                         Dec 2005

    Toy Building                                  -      TRS Asset

    Homewood Mtn Resort                      78,253      Profits interest
                                                         held in TRS

    Richland Terrace Apartments               7,460

    Ashley Court Apartments                   5,452

    Nottingham Village                        6,626


    Extended Stay Hotel
     Portfolio                            7,400,000      Preferred return of 12%

    Lake in the Woods                        43,500

    (1) Represents approximately 29% of the 2% retained interest in the property. In addition, Arbor has approximately 29% of a 50% interest in the property's air rights.

    (2) Debt balance represents anticipated debt financing required to complete condominium conversion project.

    (3) Amount represents approximate acreage of property.

    (4) Amount represents approximately 684 properties in 44 states and Canada with approximately 76,000 rooms

SOURCE  Arbor Realty Trust, Inc.
      -0-                             08/03/2007
      /CONTACT: Paul Elenio, Chief Financial Officer of Arbor Realty Trust, Inc., +1-516-832-7422, pelenio@arbor.com; or Investors, Stephanie Carrington of The Ruth Group, +1-646-536-7017, scarrington@theruthgroup.com; or Media, Bonnie Habyan, SVP of Marketing, +1-516-229-6615, bhabyan@arbor.com /
      /Web site: http://www.arborrealtytrust.com /
      (ABR)